                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             HOLOPHANE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                HOLOPHANE CORPORATION
                          250 EAST BROAD STREET, SUITE 1400
                                COLUMBUS, OHIO  43215


                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD APRIL 30, 1998

     Notice is hereby given that the 1998 Annual Meeting of Stockholders of Holophane Corporation will be held at the Concourse Hotel, 4300 International Gateway, Columbus, Ohio, on Thursday, April 30, 1998, at 11:00 a.m., for the following purposes:

     1. to elect two directors, each for a term to expire at the 2001 Annual Meeting of Stockholders;

     2. to consider and vote upon a proposal to approve the Holophane Corporation Employee Stock Option Plan;

     3. to consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the 1998 fiscal year; and

     4. to act upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

     The Board of Directors has fixed the close of business on March 10, 1998 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used.

     If your shares are held of record by a broker, bank or other nominee and you wish to attend the meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the meeting. In order to vote your shares at the meeting, you must obtain from the record holder a proxy issued in your name.

     Regardless of how many shares you own, your vote is very important. Please SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

                              By order of the Board of Directors,

                              /s/ Bruce A. Philp

                              Bruce A. Philp
                              SECRETARY

Columbus, Ohio
March 25, 1998

                                HOLOPHANE CORPORATION
                          250 EAST BROAD STREET, SUITE 1400
                                COLUMBUS, OHIO  43215

                                  ------------------

                                   PROXY STATEMENT

                                  ------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors and management of Holophane Corporation, a Delaware corporation (the "Company"), of proxies for use at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Concourse Hotel, 4300 International Gateway, Columbus, Ohio, on Thursday, April 30, 1998, at 11:00 a.m., and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

     This Proxy Statement, Notice of Meeting and accompanying proxy card are first being mailed to stockholders on or about March 25, 1998.

     The principal executive offices of the Company are located at 250 East Broad Street, Suite 1400, Columbus, Ohio 43215.

                                       GENERAL

     Only stockholders of record at the close of business on March 10, 1998 are entitled to notice of and to vote the shares of common stock, par value $.01 per share, of the Company (the "Common Stock") held by them on that date at the Annual Meeting or any postponements or adjournments thereof.

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote for the slate of nominees proposed by the Board of Directors; for approval of the Holophane Corporation Employee Stock Option Plan; ratification of the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 1998 and as recommended by the Board of Directors with regard to all other matters or, if no such recommendation is given, in their own discretion. Abstentions, broker non-votes or, in the case of the proposal to elect the slate of nominees proposed by the Board of Directors only, instructions on the accompanying proxy card to withhold authority to vote for the nominated director will result in a proposal's receiving fewer votes. Under the Delaware General Corporation Law and the Company's Second Amended and Restated Certificate of Incorporation (the "Charter"), (i) a plurality of the votes of the outstanding shares of Common Stock entitled to vote and present, in person or by properly executed proxy, will be required to elect a nominated director and (ii) the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote and present, in person or by properly executed proxy, will be required to approve the Holophane Corporation Employee Stock Option Plan and ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 1998. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests in writing. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on March 10, 1998 will constitute a quorum. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the Annual Meeting. As of March 10, 1998, the record date for the 1998 Annual Meeting, 10,990,200 shares of Common Stock were outstanding and entitled to vote. Stockholders will not be entitled to appraisal rights in connection with any of the matters to be voted on at the Annual Meeting.

                                   STOCK OWNERSHIP


STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of March 10, 1998, by each of the Company's directors and nominees, each of the Company's named executive officers, all directors and officers as a group and each person who is known by the Company to beneficially own five percent or more of any class of the Company's voting securities.


                                                   SHARES BENEFICIALLY OWNED
                                                   -------------------------
DIRECTORS, NOMINEES AND                  NUMBER     EXERCISABLE
OTHER NAMED EXECUTIVE OFFICERS (A)      OF SHARES     OPTIONS      TOTAL  PERCENT
----------------------------------      ---------     -------      -----  -------

John R. DallePezze (b)                   334,679      275,375    610,054     5.4%
William R. Michaels                       70,818       10,000     80,818      *
Robert L. Purdum                           4,000       22,000     26,000      *
Anthony P. Scotto                         48,533       10,000     58,533      *
Tadd C. Seitz                              8,000       22,000     30,000      *
Jeffrey M. Wilkins                         2,000       10,000     12,000      *
John W. Harvey                            58,509       73,750    132,259     1.2
S. Lee Keller (b)                        133,999       65,750    199,749     1.8
Bruce A. Philp (b)                       169,415       63,750    233,165     2.1
William T. Weisert (b)                    31,945       49,713     81,658      *
All directors and executive
  officers as a group (12 persons)       880,303      621,151  1,501,454    12.9


OTHER 5% STOCKHOLDERS
---------------------
The Capital Group Companies, Inc. (c)
333 South Hope Street
Los Angeles, CA 90071                    724,000                             6.6

First Pacific Advisors, Inc. (d)
11400 West Olympic Boulevard
Los Angeles, CA 90064                    793,600                             7.2

T. Rowe Price Associates, Inc. (e)
100 East Pratt Street
Baltimore, MD 21202                    1,334,900                            12.1

------------------------
*    Less than 1%.


(a) The business address of each of the directors, nominees and named executive officers is: c/o Holophane Corporation, 250 East Broad Street, Suite 1400, Columbus, Ohio 43215.

(b) Also includes shares of Common Stock held by the respective spouses of executive officers of the Company and by their children that reside with them.

(c) Information is based on the Amendment No. 1 to Schedule 13G dated February 10, 1998, which reflects the beneficial ownership of and sole dispositive power over 724,000 shares of Common Stock by Capital Guardian Trust Company ("Capital Trust"), a California corporation and a wholly-owned subsidiary of The Capital Group Companies, Inc. ("Capital Group"), a Delaware corporation. Capital Trust has sole voting power over 602,400 shares.

(d) Information is based on the Amendment No. 1 to Schedule 13G dated February 9, 1998, which reflects the aggregate beneficial ownership of and shared dispositive power over 793,600 shares of Common Stock by First Pacific Advisors, Inc. ("First Pacific"), a Massachusetts corporation. First Pacific has shared voting power over 189,000 shares and sole voting power over no shares.

(e) Information is based on the Amendment No. 2 to Schedule 13G dated February 12, 1998, filed jointly by T. Rowe Price Associates, Inc. ("Price Associates"), an investment advisor registered under the Investment Advisors Act of 1940, and T. Rowe Price Small Cap Value Fund, Inc. ("Value Fund"), a Maryland corporation, which reflects the beneficial ownership of and sole dispositive power over 1,334,900 shares of Common Stock by Price Associates. Price Associates has sole voting power over 118,900 shares. Value Fund has sole voting power over 813,000 shares and sole dispositive power over no shares.


                            ITEM 1 - ELECTION OF DIRECTORS


     The Board of Directors of the Company is divided into three classes with regular three year staggered terms. The term of office of directors in Class II expires at the Annual Meeting. The Board of Directors proposes that the nominees described below be elected to Class II for a new term to expire at the 2001 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

               NOMINEES STANDING FOR ELECTION TO THE BOARD OF DIRECTORS

                 CLASS II - TERM TO EXPIRE AT THE 2001 ANNUAL MEETING

     Directors will be elected by a plurality of the votes entitled to vote and present, in person or by properly executed proxy. The accompanying proxy will be voted for the election of the Board's nominees unless contrary instructions are given. If elected, all nominees are expected to serve until the 2001 Annual Meeting or until their successors are duly elected and qualified. If the Board's nominee is unable to serve, the persons named as proxies intend to vote, unless the number of nominees is reduced by the Board of Directors, for such other person as the Board of Directors may designate.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF ITS NOMINEES FOR DIRECTORS, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY CARD.

JOHN R. DALLEPEZZE, CHAIRMAN                                DIRECTOR SINCE 1989

     Mr. DallePezze, 54, has been a Director, President and Chief Executive Officer of the Company since he joined the Company in October 1989 and Chairman of the Board since February 1992. Prior to joining the Company, Mr. DallePezze served from 1983 to 1989 as President of the McCullough Division of N.L. Industries Inc. and Western Atlas International Inc. Prior to 1983, Mr. DallePezze served as General Manager of the Lighting Products Division of Corning Inc. Mr. DallePezze serves as a director of Belden, Inc., a wire and cable manufacturer.

ANTHONY P. SCOTTO                                           DIRECTOR SINCE 1991

     Mr. Scotto, 51, is a Managing Director of Oak Hill Partners, Inc., the investment advisor and management company for Acadia Partners, L.P. and Keystone, Inc. Mr. Scotto serves as a director of Ivex Packaging Corporation and Specialty Foods Corporation. Mr. Scotto is a member of the Compensation Committee.

                MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                 CLASS I - TERM TO EXPIRE AT THE 2000 ANNUAL MEETING

WILLIAM R. MICHAELS                                         DIRECTOR SINCE 1989

     Mr. Michaels, 63, was the Chairman of the Board of the Company from June 1989 through February 1992. From September 1988 to June 1997, Mr. Michaels was Chairman of the Board, President and Chief Executive Officer and since June 1997 Chairman of the Board of Pinnacle Automation, Inc., a manufacturer of specialized material handling systems. Mr. Michaels is a member of the Audit Committee.

ROBERT L. PURDUM                                            DIRECTOR SINCE 1994

     Mr. Purdum, 62, retired as Chairman of Armco Inc., a major steel manufacturer, in 1994. Mr. Purdum joined Armco in 1962 following service in the U.S. Navy. He was elected President of Armco in 1986 and served as Chief Executive Officer from November 1990 to December 1993. Mr. Purdum is a director of Berlitz International, Inc., a language services firm, and Chairman of Bucyrus International, a mining equipment manufacturer. Mr. Purdum is also a partner in American Industrial Partners and is on the Board of Trustees of GMI Engineering & Management Institute. Mr. Purdum is Chairman of the Audit Committee.

                CLASS III - TERM TO EXPIRE AT THE 1999 ANNUAL MEETING

JEFFREY M. WILKINS                                          DIRECTOR SINCE 1996

     Mr. Wilkins, 53, has been Chairman and Chief Executive Officer of
Metatec Corporation, an information services company, since August 1989. Mr. Wilkins founded and served as Chief Executive Officer of CompuServe from its beginning in 1969 until mid-1985. Mr. Wilkins serves as a director of Checkfree Corporation. Mr. Wilkins is a member of the Compensation Committee.

TADD C. SEITZ                                               DIRECTOR SINCE 1993

     Mr. Seitz, 56, is the retired Chairman and Chief Executive Officer of The Scotts Company, a manufacturer of lawn and garden care products. Mr. Seitz serves on several private company boards. Mr. Seitz is Chairman of the Compensation Committee.

DIRECTORS' REMUNERATION; ATTENDANCE

     Directors of the Company who are not employees receive an annual retainer fee of $25,000. Employees who serve as directors receive no additional remuneration. All directors are reimbursed for out-of-pocket
expenses.   Non-employee directors receive no fringe benefits other than elective deferral of directors' fees through the Supplemental Executive Retirement Plan.

     All independent directors will receive an annual grant of options to purchase 4,000 shares of Common Stock pursuant to the Company's 1993 and 1996 Incentive Stock Plan.

     The Company's Charter and Bylaws provide for the elimination of liability of directors and the indemnification of directors and officers to the fullest extent permitted by Delaware law.

     The Board of Directors met four times during 1997.   All of the
directors attended 100% of the total number of meetings of the Board and of the committees on which they served during 1997.

COMMITTEES OF THE BOARD

     The Board has standing Compensation and Audit Committees.

     COMPENSATION COMMITTEE. The Compensation Committee met three times during 1997. The purpose of the Compensation Committee of the Board of Directors (the "Committee") is to establish and administer executive compensation policies which are aligned with the Company's business objectives. A detailed report follows.

     AUDIT COMMITTEE. The Audit Committee met three times during 1997. Its functions are to recommend the appointment of independent accountants; review the arrangements for and scope of the audit by independent accountants; review the independence of the independent accountants; consider the adequacy of the system of internal accounting controls and review any proposed corrective actions; review and monitor the Company's policies regarding business ethics and conflicts of interests; discuss with management and the independent accountants the Company's draft annual financial statements and key accounting and/or reporting matters; and other related functions.

                                EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following tables set forth information concerning total compensation earned or paid to the Chief Executive Officer and the four most highly compensated executive officers of the Company who served in such capacities on December 31, 1997 (the "named executive officers") for services rendered to the Company.

                              SUMMARY COMPENSATION TABLE

     The following table discloses compensation paid or to be paid to the named executive officers for each of the last three fiscal years.


                                        ANNUAL                       LONG-TERM
                                   COMPENSATION(a)                  COMPENSATION
                              ----------------------------- -----------------------------
                                                            SECURITIES
                                                            UNDERLYING          LTIP        ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY(b)    BONUS(c)  OPTIONS/SARS      PAYOUTS(c)  COMPENSATION(d)
---------------------------   ----   ---------    --------  ------------      ----------  ---------------
John R. DallePezze            1997   $346,192     $193,868      62,500        $203,767       $49,573
   Chairman, President &      1996    305,597      122,575      55,000         203,767        44,233
   Chief Executive Officer    1995    291,096      248,600      81,000         461,596        70,087

John W. Harvey                1997   $167,173      $78,700      14,000         $72,775       $21,270
   Vice President,            1996    152,800       49,100      13,000          72,775        19,224
   Manufacturing              1995    145,550       89,500      21,000         164,392        27,958

S. Lee Keller                 1997   $171,404      $68,600      14,000         $72,775       $20,957
   Vice President,            1996    152,800       41,800      13,000          72,775        18,713
   Sales                      1995    145,550       98,500      21,000         176,018        29,402

Bruce A. Philp                1997   $167,173      $79,400      14,000         $72,775       $21,203
   Vice President,  Finance,  1996    152,800       46,500      13,000          72,775        19,042
   Chief Financial Officer    1995    145,550       93,500      21,000         172,789        28,826

William T. Weisert            1997   $145,519      $48,300      11,000         $57,933       $16,244
   Vice President,            1996    135,190       28,600       8,800          57,933        15,518
   Research & Development     1995    128,740       64,000      12,750         130,609        22,631


-------------------
(a) Other Annual Compensation, which consists solely of perquisites or other personal benefits, was less than the lesser of $50,000 or 10% of such named executive officer's annual salary and bonus for such year.
(b) 1997 salary includes 27 pays versus the normal 26 due to timing of the Company's bi-weekly payroll practice.
(c) Amounts include deferred portions under the Company's Supplemental Executive Retirement Plan.
(d) All Other Compensation for the 1997 fiscal year reflects amounts contributed by the Company to Messrs. DallePezze, Harvey, Keller, Philp and Weisert of $11,167 each under the Company's Thrift Plan and $38,406, $10,103, $9,790, $10,036 and $5,077, respectively, as supplemental retirement benefits under the Company's Supplemental Executive Retirement Plan.

                        OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants in fiscal 1997 to the named executive officers.


                                                                                           POTENTIAL REALIZABLE VALUE AT
                                                                                             ASSUMED ANNUAL RATES OF
                                                                                             STOCK PRICE APPRECIATION
                                                INDIVIDUAL GRANTS                             FOR OPTION TERM (b)
                          -------------------------------------------------------------   ------------------------------
                            NUMBER OF     % OF TOTAL
                            SECURITIES     OPTIONS
                            UNDERLYING    GRANTED TO
                             OPTIONS      EMPLOYEES IN       EXERCISE      EXPIRATION
     NAME                    GRANTED      FISCAL YEAR        PRICE (c)        DATE              5%            10%
     ----                  -----------    -----------       -----------   -------------   ------------   ------------
                                                            ($/SHARE)
John R. DallePezze.....     62,500(a)         26.7            $20.75      Feb. 19, 2007      $815,598     $2,066,885
John W. Harvey.........     14,000(a)          6.0            $20.75      Feb. 19, 2007      $182,694       $462,982
S. Lee Keller..........     14,000(a)          6.0            $20.75      Feb. 19, 2007      $182,694       $462,982
Bruce A. Philp.........     14,000(a)          6.0            $20.75      Feb. 19, 2007      $182,694       $462,982
William T. Weisert.....     11,000(a)          4.7            $20.75      Feb. 19, 2007      $143,545       $363,772
All Optionees..........    234,100           100.0            $20.75      Feb. 19, 2007    $3,054,903     $7,741,724

------------------------

(a) Twenty-five percent of such options vest on February 19, 1998, with the remaining 75% vesting 25% per year until fully vested on February 19, 2001. Such options have stock-for-stock exercise and tax withholding features, which allow the holders, in lieu of paying cash for the exercise price and any tax withholding, to have the Company commensurately reduce the number of shares of Common Stock to which they would otherwise be entitled upon exercise of such options.

(b) The dollar amounts under these columns are the result of calculations at the 5% and 10% annualized rates of stock price appreciation set by the Securities and Exchange Commission and therefore are not intended to forecast future appreciation, if any, of the Company's stock price.

(c) The exercise price of the options is the per share fair market value of the underlying Common Stock on the date of the grant.

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR-END OPTION VALUE

     The following table provides information on option exercises in fiscal 1997 by the named executive officers and values of such officers' unexercised options at December 31, 1997.


                                                                           NUMBER OF SECURITIES
                                                                          UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                                                         OPTIONS AT  FISCAL YEAR-   IN-THE-MONEY OPTIONS AT
                                   SHARES ACQUIRED       VALUE              END EXERCISABLE/             FISCAL YEAR-END
          NAME                       ON EXERCISE       REALIZED              UNEXERCISABLE         EXERCISABLE/UNEXERCISABLE
          ----                    -----------------  ------------       ------------------------  ---------------------------

John R. DallePezze.........              8,000         $103,750             213,875/161,125         $2,826,409/$1,193,234
John W. Harvey.............                  0               $0               57,250/38,750             $761,729/$297,136
S. Lee Keller..............              8,000          $94,000               49,250/38,750             $643,729/$297,136
Bruce A. Philp.............             10,000         $100,000               47,250/38,750             $614,229/$297,136
William T. Weisert.........                  0               $0               38,575/26,975             $514,540/$197,645


EMPLOYMENT AGREEMENT

     On August 30, 1993, the Company entered into an amended employment agreement (the "Employment Agreement") with Mr. DallePezze which sets forth the terms and conditions of Mr. DallePezze's employment as President, Chairman and Chief Executive Officer. Mr. DallePezze's current compensation includes a base salary of $355,000 and a targeted bonus of 70% of the base salary.

     If Mr. DallePezze's employment is terminated by the Company without Cause or if he resigns for Good Reason, other than within two years following a Change of Control (in each case, as defined in the Employment Agreement), Mr. DallePezze would be entitled to receive severance payments and other benefits. These payments and benefits would include (a) a single lump sum payment of any accrued base salary, benefits and bonus under the Bonus Plan;
(b) continuation of base salary, bonus payments and fringe benefits generally for a period of 36 months following termination of employment, provided that such amounts shall be reduced if Mr. DallePezze accepts third-party employment; and (c) full vesting of all outstanding stock options.

     Within two years following a Change of Control, if Mr. DallePezze's employment is terminated by the Company without Cause or if he resigns for Good Reason, he would be entitled to receive certain lump sum payments and other benefits, including (a) a single lump sum payment of any accrued base salary, benefits and bonus under the Bonus Plan; (b) a single lump sum payment equal to the sum of (i) two times Mr. DallePezze's applicable base salary and targeted Annual Bonus and (ii) the maximum Long-Term bonus payment possible under the Bonus Plan; and (c) reimbursement of any excise tax incurred under Section 4999 of the Internal Revenue Code of 1986 (the "Code") plus any resulting income taxes as a result of such reimbursement. In addition, upon the occurrence of a Change in Control, Mr. DallePezze will become fully vested in all employee benefit plans in which he is a participant, including all stock options granted to him.

     If Mr. DallePezze's employment is terminated by the Company for Cause or if he resigns without Good Reason, he would not be entitled to any severance pay or any other additional compensation.

TERMINATION BENEFITS AGREEMENTS

     In September and October 1993, the Company entered into certain Termination Benefits Agreements (the "Termination Agreements") with each of the Company's executive officers other than Mr. DallePezze. Under the terms of the Termination Agreements, the executive officers are entitled to receive certain benefits upon the termination of their employment within two years following a Change in Control if termination is without Cause or for Good Reason (all terms as defined in the Termination Agreements). Benefits payable upon termination would include (a) a single lump sum payment of any accrued base salary, benefits and bonus under the Bonus Plan; (b) continuation of fringe benefits for a period of 18 months following termination of employment; (c) a single lump sum payment equal to the sum of
(i) 1 1/2 times the executive's applicable base salary and targeted Annual bonus and (ii) the maximum Long-Term bonus payment possible under the Bonus Plan; and (d) reimbursement of any excise tax incurred under Section 4999 of the Code, plus any resulting income taxes. In addition, upon the occurrence of a Change in Control, the executive will become fully vested in all employee benefit plans in which he is a participant, including all stock options granted to him.

                   COMPENSATION COMMITTEE REPORT ON COMPENSATION OF

                          EXECUTIVE OFFICERS OF THE COMPANY

     The purpose of the Compensation Committee of the Board of Directors is to establish and administer executive compensation policies which are aligned with the Company's business objectives. The Committee recommends compensation actions for all corporate officers to the Board of Directors for approval. All Committee members are non-employee directors.

COMPENSATION PHILOSOPHY

There are certain guiding principles utilized by the Committee in structuring the compensation packages of key executives. They are:

     Pay for Performance - To align the executives' interest with the interests of stockholders, a high percentage of executives' total compensation is composed of leveraged short-term and long-term incentives directly linked to the performance of the Company.

     Competitiveness - Executives are provided with an opportunity to earn total compensation at a level above the median for comparable companies when Company performance exceeds industry norms and that of its competitors. This opportunity enables the Company to significantly challenge its management team.

     Executive Ownership - A major component of total compensation is equity based. This links management's interests with stockholders' interests and provides rewards for long-term results.

     Management Development - Total compensation programs are designed to attract and retain individuals with the leadership and technical skills required to ensure the Company's future. The Committee believes that the Company's human resources can provide a competitive advantage.

COMPONENTS OF EXECUTIVE COMPENSATION

The components of total compensation for all executives are base salary, a bonus plan, fringe benefits and stock options. The Committee annually reviews total compensation for the Company's executives as well as each component of compensation. Compensation consultants are utilized by the Committee to assist in structuring the compensation program and to supply appropriate competitive compensation information. The Committee has utilized data from a group of publicly held companies in similar lines of business as the Company as well as data for general industrial companies of similar size as the Company. For stock performance comparisons, the Company utilizes the Dow Jones Industrial Index for the Electrical Components and Equipment Group which includes companies engaged in similar lines of business as the Company. While some of these companies were also used for competitive compensation information, those with substantially larger market capitalization were excluded.

     BASE SALARY - Base salary for all executive officers is targeted to be in the second quartile (below the median but above the 25th percentile) of comparable companies. Salaries are reviewed annually and may be adjusted based subjectively on individual and corporate performance, as measured by sales, EBITDA and net income, as well as industry comparisons. No specific weight was assigned to these factors in determining 1997 base salaries for the executive officers.

     BONUS PLAN - The Company's management employees, including the executive officers, participate in the Holophane Bonus Plan, consisting of both an Annual and Long-Term Bonus. The Plan is targeted to provide total cash compensation (salary plus bonuses) in the third quartile of comparable companies if Company performance objectives are met. Depending on actual performance, total cash compensation may range from the lowest to the highest quartile of comparable companies.

     Each Bonus Plan participant has a target bonus ranging from 10% to 70% of base salary. Annual Bonuses, ranging from 0% to 150% of target, are paid based upon performance against Company financial objectives, including goals for increases in sales and EBITDA. The Chief Executive Officer's Annual Bonus is based solely upon performance versus these objectives. The Annual Bonus for other Plan participants, including the executive officers, is based on performance versus both (in order of importance) Company objectives and individual objectives. While sales and net income improved in 1997, overall Company performance fell short of the Company's financial objectives resulting in bonuses which were lower than target.

     The Long-Term Bonus is paid if certain long-term goals are met. The Long-Term Bonus Plan is a rolling three year plan (except for the two year transition period ending in 1996). Awards are based solely on achievement of earnings per share objectives. The maximum Long-Term Bonus award for each participant equals the target bonus in the first year of each plan period. The 1997 Long-Term Bonus Plan was paid at maximum levels due to the 50% earnings per share improvement over the previous three year period. During this time frame, the market price of Holophane stock increased 98%.

     FRINGE BENEFITS - The executive officers participate in the same fringe benefit plans offered to all salaried employees, including the 5% defined contribution Thrift Plan. Additionally, they participate in the Supplemental Executive Retirement Plan, a non-qualified plan intended to "restore" retirement benefits which would have accrued under the Thrift Plan were it not for various limitations under the Code. In addition, participants may be entitled to defer a portion of their bonuses.

     STOCK OPTIONS - The Company's Incentive Stock Plans foster executive stock ownership and align the executives' interests with stockholders' interests. Grants are targeted to be at the 75th percentile of grants for similarly compensated executives at comparable companies. Consistent with the intent of the Incentive Stock Plans, the Compensation Committee has established stock ownership expectations for all participants.

     The maximum number of shares of Common Stock with respect to which awards may be granted under the 1993 Incentive Stock Plan is 1,182,000. Last year, 234,100 stock options were granted to directors and key employees, including the named executives as set forth in the Summary Compensation Table. Under the 1996 Incentive Stock Plan, 800,000 additional shares were authorized for use after 1996, however, none of these were used in 1997.

SECTION 162(m) COMPLIANCE

Section 162(m) of the Internal Revenue Code of 1986 (the "Code") places certain restrictions on the amount of compensation in excess of $1,000,000 which may be deducted for each executive. The Company intends to satisfy the requirements of Section 162(m) should the need arise.

CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. DallePezze is compensated pursuant to the terms of his Employment Agreement. Based on competitive data from the Company's compensation consultant, the Committee believes that, relative to CEO compensation in comparable companies, Mr. DallePezze's base salary for 1997 was in the second quartile, his annual cash compensation was in the second quartile and his total cash compensation was in the third quartile. Mr. DallePezze was granted 62,500 stock options pursuant to the 1993 Incentive Stock Plan described above under STOCK OPTIONS. This grant was established at the 75th percentile of grants for similarly compensated executives at comparable companies. The grant also reflects Mr. DallePezze's leadership in achieving the Company's past performance as well as expectations for his future contribution.

                              Members of the Compensation Committee




                              ANTHONY P. SCOTTO
                              TADD C. SEITZ, CHAIRMAN
                              JEFFREY M. WILKINS

                            STOCK PRICE PERFORMANCE GRAPH


     The following graph compares the cumulative total stockholder return on the Common Stock of Holophane since becoming a public company on October 28, 1993 with the cumulative total return of (i) the Standard & Poor's 500 Composite Stock Price Index and (ii) the Dow Jones Industrial Index for the Electrical Components and Equipment Group. The graph assumes the investment of $100 in Holophane Common Stock, the Standard & Poor's 500 Index and the Dow Jones Industrial Index for the Electrical Components and Equipment Group. The initial public offering price of the Company's Common Stock was $10 per share, adjusted for the 3:2 stock split on December 15, 1995.

         EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                      ELECTRICAL COMPONENTS   STANDARD & POOR'S
             HOLOPHANE CORPORATION      & EQUIPMENT INDEX         500 INDEX
             ---------------------    ---------------------   -----------------
10/28/93          100.00                    100.00                100.00
12/31/93          113.33                    102.97                100.24
12/31/94          125.00                    107.22                100.24
12/31/95          217.50                    140.20                139.73
12/31/98          190.00                    170.75                171.81
12/31/97          247.50                    209.62                229.11


      ITEM 2 - APPROVAL OF THE HOLOPHANE CORPORATION EMPLOYEE STOCK OPTION PLAN

     On November 18, 1997 the Board of Directors adopted the Holophane Corporation Employee Stock Option Plan (the "Plan"), subject to the approval of the Plan by the stockholders of the Company at the 1998 annual meeting of stockholders.

     The purpose of the Employee Stock Option Plan is to promote employee ownership of the Company by providing eligible employees with an opportunity to purchase shares of Common Stock at a fixed price through regular payroll deductions over a period of two years. The Plan is entirely voluntary, and the Company has made no recommendations to employees whether they should or should not participate. The following summary is qualified in its entirety by reference to the Plan, which is attached hereto as Appendix I.

     The Plan provides for the granting of options to eligible employees from time to time on such dates, not later than November 18, 2007, as the Board of Directors may from time to time determine (each such date being referred to as an "Offering Date") to be exercised on such dates, in each case not later than 27 months after the related Offering Date (the "Exercise Date"). Under the Plan, all persons who on an Offering Date are employees of the Company's U.S. or Canadian subsidiaries are eligible to participate except for (i) directors of the Company or a participating subsidiary who are not employees;
(ii) employees whose customary employment is less than 20 hours per week or for not more than 5 months in any calendar year; or (iii) any employee who, if granted an option under the Plan, would immediately after the option is granted own Stock equal to five percent or more of the total combined voting power or value of all classes of stock of the Company and its parent and subsidiary corporations.

     As of each Offering Date, each eligible employee shall be granted an option to purchase a maximum number of shares of Common Stock, which number of shares, when multiplied by the option price, as described below, will most closely approximate a percentage fixed by the Board of the employee's total compensation for the period beginning the first day of the year following the Offering Date and ending on the last day of the second year following the Offering Date (the "Payroll Deduction Period"). Not more than 45 days (or such longer or shorter periods established by the Board) after the Offering Date, an employee shall elect to purchase all, part or none of the shares of Common Stock that he is entitled to purchase with respect to that Offering Date. Such election to participate in the current offering shall be made by employees by authorizing uniform payroll deductions equal to 1%, 2%, 3%, 4% or 5% of the employee's total compensation (or a portion of such total compensation as determined by the Board). The Company will establish a stock purchase account for employees who elect to purchase shares of Common Stock with respect to an Offering Date, to which all payroll deductions of those employees will be credited. Employees will earn interest on the money contributed to the Plan. Interest earnings may not be used to purchase shares of Common Stock under the Plan. Interest earnings will be paid to employees after the Exercise Date or when an employee's participation in the Plan is terminated.

     Once an election is made, employees are not permitted to increase payroll deductions, nor are they permitted to enter or reenter the Plan after the deadline for enrolling in the Plan. Employees may at any time on or before the Exercise Date, (i) reduce the amount of payroll deductions, but in no event may deductions be less than 1%, (ii) terminate all future payroll deductions, but continue their election to purchase shares of Common Stock with the money that has been contributed to date; or (iii) withdraw all of their contributions and accrued interest and terminate their participation in the current offering.

     The option price for all shares of Common Stock for which options are granted on an Offering Date will be the lesser of 85% of the average of the high and low selling price of Common Stock on the Offering Date or 100% of the average of the high and low selling price of Common Stock on the Exercise Date.

     The aggregate number of shares which may be issued under the Plan is 300,000 shares of Common Stock which shares may be authorized but unissued shares or treasury shares, or both. The aggregate number of shares that may be issued under this Plan may be modified to reflect a change in capitalization of the Company, such as a stock dividend or stock split.

     If an employee leaves the employment of the Company prior to the Exercise Date for any reason other than death or retirement, any election to purchase shares of Common Stock made by the employee with respect to that Offering Date shall terminate and any amount then credited to the employee's account, together with interest to the date of termination, shall be paid in cash to the employee. In the event an employee leaves the employment of the Company in connection with the sale of a subsidiary, division or line of business, the Company may terminate the election of such employee to purchase shares of Common Stock (refunding any amount credited to the employee's account, together with accrued interest) or continue said election on any basis deemed appropriate by the Company.

     Employees who leave the employment of the Company because of retirement after the Offering Date, may continue their election to purchase shares of Common Stock with money contributed to date or may withdraw their entire account balance with interest and terminate participation in the current offering. Retiring employees must notify the Company of their decision within 30 days following their retirement. If notice is not received by the Company within 30 days, all of the contributions and accrued interest will be refunded to the retiring employee.

     In the event of the death of a participating employee, the legal representative of the employee may, within 90 days following the employee's death, but not later than the Exercise Date, by written notice elect to either: (i) make no additional payments, but continue the employee's election to purchase shares of Common Stock with the money that has been contributed to date; or (ii) withdraw all contributions, together with accrued interest, and terminate participation in the Plan. If written notice is not received by the Company within 90 days of the death of the employee, participation will continue until the Exercise Date at which time options to purchase the number of shares for which the employee has paid will be exercised.

     The Plan provides that payroll deductions will be suspended during any period of layoff, strike or authorized leave of absence without pay of an employee and, in such case, the employee may elect to (i) continue the election to purchase shares of Common Stock based on the amount paid into the account prior to the leave; or (ii) withdraw all contributions including interest and terminate participation in the Plan.

     Stock certificates will be issued to employees as soon as possible after the Exercise Date. During the Payroll Deduction Period, participants are not considered stockholders by virtue of the Plan. Stock certificates for the shares purchased will be issued in the name of the participating employee only. All rights as stockholders will begin after the Common Stock certificates are issued.

     The Plan is administered by the Compensation Committee of the Board of Directors of the Company. The Committee has been designated by the Board of Directors as being responsible for the administration and interpretation of its provisions.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. The Plan is not subject to any provisions of the Employee Retirement Income Security Act ("ERISA") of 1974. The Plan is not qualified under Section 401(a) of the Code.

     Generally, participants will recognize taxable income under the Code only on disposition of Common Stock purchased under the Plan or on the death of a participant who has purchased Common Stock under the Plan (however, any interest on a participant's accumulated payroll deductions returned to him in cash will be taxed as ordinary income). The precise federal income tax treatment applicable on disposition of Common Stock purchased under the Plan is determined by the length of time such shares of Common Stock are held. This treatment is discussed further below.

     Any participant in the Plan who disposes of Common Stock purchased under the Plan after two years from the date of the option to purchase Common Stock was granted to him and after one year from the date such Common Stock were actually transferred to him pursuant to his exercise of the option, or any participant who dies while holding Common Stock transferred to him pursuant to his exercise of the option to purchase Common Stock, will recognize ordinary income in the year of such disposition or death in an amount equal to the LESSER of: (1) the excess of the fair market value of the Common Stock at disposition or death over the amount actually paid for the Common Stock; or (2) the excess of the fair market value of the Common Stock at the time the option was granted over the option price determined as if exercise had occurred on the date that the option was granted. Any remaining gain will be taxed as a capital gain in the year of disposition. Such capital gain will be long-term capital gain if the Common Stock was held by the participant for at least eighteen (18) months following the date on which such shares were actually transferred to the participant. If, however, the sales prices is less than the option price, the participant will recognize a long-term capital loss.

     Any participant in the Plan who disposes of Common Stock purchased under the Plan either within two years after the option to purchase Common Stock was granted or within one year after the Common Stock were acquired may recognize both ordinary income and capital gain or loss. The excess of the fair market value of the Common Stock at the date the option to purchase Common Stock is exercised over the option price will be taxed as ordinary income in the year of disposition even if the Common Stock is sold at a loss. The difference, if any, between the fair market value of the Common Stock as of the date the option was exercised and the price received on disposition of the Common Stock will be taxed as a capital gain or loss in the year of disposition. If the participant has held the Common Stock acquired upon exercise of his option less than one year, the capital gain or loss will be short-term; if the participant has held the Common Stock for more than one year, but less than eighteen (18) months, the capital gain or loss will be mid-term; and if said participant has held such Common Stock for eighteen
(18) months or more, the capital gain or loss will be long-term.

     Approval of the Holophane Corporation Employee Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the annual meeting. If the stockholders fail to approve the Plan, all employee payroll deposits and interest earned on the funds will be refunded to employees.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE HOLOPHANE CORPORATION EMPLOYEE STOCK OPTION PLAN WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY CARD.

         ITEM 3-RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Company has appointed Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 1998. Deloitte & Touche LLP has served as the Company's independent accountants since 1989. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP with respect to 1997 included the examination of the Company's consolidated financial statements, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission and consultations on various tax and information services matters. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

     Ratification of the appointment of Deloitte & Touche LLP as the Company's independent accountants for 1998 will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event stockholders do not ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the forthcoming fiscal year, such appointment will be reconsidered by the Audit Review Committee and the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 1998, WHICH IS DESIGNATED AS PROPOSAL NO. 3 ON THE ENCLOSED PROXY CARD.

                                    OTHER MATTERS

     Under the securities laws of the United States, the Company is required to report in this proxy statement any known failures by officers, directors or 10% stockholders to file on a timely basis a Form 3, Form 4 or Form 5, relating to beneficial ownership of the Company's equity securities, during the last fiscal year. To the best of the Company's knowledge, all required filings have been made on a timely basis.

     As of the date of this proxy statement, the Company knows of no other business that will be presented for consideration at the Annual Meeting other than the items referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.

                  STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     In general, stockholder proposals for the nomination of directors intended to be presented at an Annual Meeting must be received by the Company at least 60 and not more than 90 days prior to the Annual Meeting, or by February 27, 1998, for the 1998 Annual Meeting. The requirements for submitting such proposals and the required contents thereof are set forth in the Company's Bylaws.

     Any proposal of a stockholder intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company, in order to be considered for inclusion in the Company's proxy statement relating to the 1999 Annual Meeting, by November 25, 1998.

                               SOLICITATION OF PROXIES

     The cost of soliciting proxies for the 1998 Annual Meeting will be borne by the Company. The Company has retained Corporate Investor Communications, Inc. to aid in the solicitation of proxies. For these services, the Company will pay a fee of approximately $1,000 and reimburse it for certain out-of-pocket disbursements and expenses. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex or facsimile. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                                                                    APPENDIX I

                                HOLOPHANE CORPORATION

                              EMPLOYEE STOCK OPTION PLAN


                                 SECTION 1.  PURPOSE

     The Holophane Corporation Employee Stock Option Plan (the "Plan") is designed to provide employees of Holophane Corporation (the "Company") and its U.S. and Canadian subsidiaries with the opportunity to acquire shares of common stock of the Company ("Stock"), by granting options to such employees on such dates not later than November 18, 2007 (each such date is herein referred to as an "Offering Date") to be exercised on such dates, in each case not later than 27 months after the related Offering Date (each such date of exercise is herein referred to as the "Exercise Date") as the Board of Directors of the Company (the "Board") may determine. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

                            SECTION 2.  ELIGIBLE EMPLOYEES

     All persons who on an Offering Date are U.S. or Canadian employees of the Company or of such of its U.S. or Canadian subsidiary corporations (within the meaning of Section 424(f) of the Code) as may be designated prior to such Offering Date by the Board ("Participating Subsidiaries") will be eligible to participate in the Plan except for:

               (a) directors of the Company or a Participating Subsidiary that are not employees;

               (b) employees whose customary employment is less than 20 hours per week or for not more than five months in any calendar year; and

               (c) any employee who, if granted an option under the Plan, would immediately after the option is granted own stock equal to five percent or more of the total combined voting power or value of all classes of stock of the Company and of its parent and subsidiary corporations (within the meaning of Section 423(b)(3) and 424(d) of the Code).

                             SECTION 3.  GRANT OF OPTIONS

     3.01. As of each Offering Date, each eligible employee shall be granted an option to purchase a maximum number of shares of Stock (decreased by any fractional amount required to make a whole share), which number of shares, when multiplied by the option price described in Section 3.02, will most closely approximate a percentage fixed by the Board prior to such Offering Date, of his total compensation (or a specified portion of such total compensation) for the period beginning the first day of the year following the Offering Date and ending on the last day of the second year following the Offering Date (the "Payroll Deduction Period").

     The number of shares so determined is subject to possible adjustment as provided in Sections 3.03 and 5 below.

     3.02. The option price for all shares for which options are granted on an Offering Date will be the lesser of:

               (a) an amount equal to 85% of the average of the high and low selling price of Stock on the NASDAQ Stock Exchange on the Offering Date, or if there is no such sale on the Offering Date, on the then most recent preceding day on which any such sale occurred; or

               (b) an amount equal to 100% of the average of the high and low selling price of Stock on the NASDAQ Stock Exchange on the Exercise Date, or if there is no such sale on the Exercise Date, on the most recent preceding day on which any such sale occurred.

     3.03. No employee may be granted an option that permits his rights to purchase Stock under the Plan and under all other employee stock option plans of the Company and its parent and subsidiary corporations to exceed the amount provided by Section 423(b)(8) of the Code from time to time for each calendar year in which such option is outstanding at anytime. If an employee would become entitled to purchase a number of shares exceeding such maximum amount, the number of shares available for purchase by the employee shall be reduced by such excess.

           SECTION 4.  ELECTIONS TO PURCHASE SHARES AND PAYROLL DEDUCTIONS

     Not later than 45 days (or such longer or shorter period established by the Company) after the Offering Date, an employee may elect to purchase all, part or none of the shares that he is entitled to purchase with respect to that Offering Date. Such election shall be made by the execution by the employee of an approved form authorizing uniform payroll deductions over the Payroll Deduction Period, in such amounts as will in the aggregate (exclusive of interest) equal the total option price described in Section 3.02 of all shares that he has elected to purchase. An employee may elect payroll deductions equal to 1%, 2%, 3%, 4% or 5% of the employee's total compensation (or portion of such total compensation used by the Board under Section 3.01).
 The minimum payroll deduction shall be 1%. Any election to purchase may be reduced or terminated as hereinafter set forth. With respect to shares as to which no election to purchase is made by the employee on or before the relevant time period after the Offering Date, the option granted to the employee on that Offering Date shall expire.

                         SECTION 5.  NUMBER OF SHARES OFFERED

     5.01. The aggregate number of shares which may be issued under the Plan is 300,000 shares of Stock, which shares may be authorized but unissued shares or treasury shares, or both. Should the total number of shares specified in all employees' initial elections to purchase as provided in
Section 4 with respect to any Offering Date exceed the aggregate number of shares for which options are to be granted on that Offering Date, the Company will, on the Exercise Date, make a pro rata allocation in a uniform manner to all employees who have remained enrolled in the Plan through the Exercise Date of the aggregate number of shares for which options were to be granted on such Offering Date, and the initial election to purchase of each such employee will be canceled with respect to any shares in excess of the number of shares allocated to each such employee, written notice will be given to the employee that his election has become effective for a reduced number of shares and any excess funds (together with interest) in the employee's accumulated account will be refunded to him.

     5.02. The aggregate number of shares that may be issued under this Plan may be modified to reflect a change in capitalization of the Company, such as a stock dividend or stock split.

     5.03. If, prior to the expiration of an option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the

Company, the number of shares of Stock thereafter subject to such option (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the option price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the option price per share shall be proportionately increased.

     5.04. If (i) the Company is to be merged into or consolidated with one or more corporations and the Company is not to be the surviving corporation, (ii) the Company is to be dissolved and liquidated, (iii) substantially all of the assets and business of the Company are to be sold, or (iv) there occurs a "change in control of the Company," then the Board may, in its sole discretion, with respect to any or all options then outstanding under this Plan (a) at any time on or prior to the effective date of such merger, consolidation, dissolution and liquidation, or sale, and, at any time on or after a change in control cause the Exercise Date to be accelerated to a date fixed by the Board ("Acceleration Date") and permit an employee (or his legal representative) to make a lump-sum deposit prior to the Acceleration Date in lieu of the remaining payroll deductions or periodic payments which otherwise would have been made, and upon such Acceleration Date, cancel any unexercised options; or (b) at any time during the 20-day period ending on the effective date of such merger, consolidation, change in control or, if later, the date the Company has notice thereof, cancel any option in whole or in part by payment in cash to the employee of an amount equal to the excess, but only if the amount is positive, of the fair market value of the Company's Common Stock on the date of said cancellation over the option price per share times the number of shares covered by the option or portion thereof so canceled. For purposes hereof, a "change in control of the Company" shall be deemed to have occurred if (i) any "person," as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") is or becomes the "beneficial owner," as such term is used in Rule 13d-3 issued under the Exchange Act, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities or (ii) during any period of two consecutive years, directors of the Company on the date hereof (the "Current Board"), or such directors who are recommended, endorsed or nominated for election to the Board by a majority of the Current Board or their successors so recommended, endorsed or nominated, shall cease to constitute a majority of the Board.

     5.05. Any adjustment provided for in this Section 5 shall be subject to any required shareholder action. No adjustment shall be made if such adjustment would result in a modification of an option (within the meaning of Section 424 of the Code), or cause such option to fail to continue to qualify as an option under an employee stock purchase plan (within the meaning of Section 423 of the Code).

               SECTION 6.  APPLICATION OF FUNDS AND PAYMENT OF INTEREST

     6.01. The Company will establish a stock purchase account for employees who elect to purchase shares with respect to an Offering Date (an "Account"), to which all payroll deductions or cash payments of that employee with respect to the Offering Date will be credited. Interest will be credited on the balance in the Account in accordance with the actual rate of interest earned by the investment vehicle in which the account is deposited. Interest credited to the date of termination will be paid to the employee upon termination, for any reason, of his election to purchase shares with respect to that Offering Date. Such Account will be kept in a segregated custodial account which will be protected from the general creditors of the Company.

     6.02. Amounts credited to all Accounts may be maintained or controlled as a single fund or account. The amount, exclusive of interest, credited to each Account as of the close of business on the respective Exercise Date for that Offering Date will be applied by the Company to the payment for the shares to be purchased by such employee on that Exercise Date, any amount not used for this purpose, together with interest, shall be paid in cash to the employee, and the option granted the employee on that Offering Date shall thereupon terminate.

     6.03. In the event that any law or regulation, in the opinion of counsel for the company, may prohibit the handling or use of all or any part of the funds in the manner contemplated by the Plan, the Company may deal with such funds in any lawful manner it may deem advisable.

                     SECTION 7.  CHANGES IN ELECTION TO PURCHASE

     At any time on or before the Exercise Date with respect to an Offering Date, an employee may give written notice that his payroll deductions with respect to such Offering Date shall thereafter be reduced or shall terminate and, as the case may be:

               (a) reduce the amount of his subsequent payroll deductions in which event his election to purchase shall be reduced to the number of shares that may be purchased, at the option price described in Section, with the aggregate amount of the payroll deductions theretofore made and to be made thereafter;

               (b) terminate further payroll deductions and continue his election to purchase with respect to the number of shares that may be purchased, at the option price described in Section 3.02, with the amount (exclusive of interest) then credited to his Account; or

               (c) withdraw the entire amount (including interest) in his Account and terminate his election to purchase shares.

Any such reduction, termination or withdrawal shall be irrevocable.

                        SECTION 8.  TERMINATION OF EMPLOYMENT

     In the event that on or prior to the Exercise Date with respect to an Offering Date, the employment of an employee of the Company or of a Participating Subsidiary is terminated otherwise than by his death or retirement under a plan of the Company or such Participating Subsidiary, any election to purchase shares made by him with respect to that Offering Date shall terminate and any amount then credited to his Account, together with interest to the date of termination, shall be paid in cash to him. In the event that on or prior to the Exercise Date, an employee leaves the employ of the Company in connection with the sale of a subsidiary, division or line of business of the Company, the Company may terminate the election of such employee to purchase shares (refunding any amount credited to the employee's Account, together with accrued interest) or continue said election on any basis deemed appropriate by the Company, including the making of arrangements for continued payroll deductions by a successor employer willing to provide this service.

                                SECTION 9.  RETIREMENT

     In the event an employee leaves the employ of the Company or of a Participating Subsidiary by retirement under a plan of the Company or the Participating Subsidiary, the retired employee may elect, within thirty (30) days of his retirement, to either:

               (a) at the Exercise Date, purchase the number of shares that may be purchased, at the option price described in Section 3.02, with the aggregate amount of the payroll deductions made up to retirement; or

               (b) withdraw the entire amount (including interest) in his Account and terminate his election to purchase shares.

              SECTION 10.  LAYOFF, STRIKE OR AUTHORIZED LEAVE OF ABSENCE

     Payroll deductions for shares for which an election to purchase with respect to an Offering Date has been made will be suspended during any period of layoff, strike, or authorized leave of absence without pay of an employee. If such an employee returns to active service prior to the last Payroll Deduction Period preceding the Exercise Date with respect to that Offering Date, his payroll deductions will be resumed.

     An employee on layoff, strike, or authorized leave of absence without pay as of 15 days preceding such Exercise Date shall give written notice prior to such Exercise Date specifying his choice of one of the following options:

               (a) at the Exercise Date, purchase the number of shares that may be purchased, at the option price described in Section 3.02, with the aggregate amount of the payroll deductions made prior to layoff, strike or authorized leave of absence; or

               (b) withdraw the entire amount (including interest) in his Account and terminate his election to purchase shares.

                                  SECTION 11.  DEATH

     In the event of the death of an employee while an election by him to purchase shares with respect to an Offering Date is in effect, the legal representative of such employee may, within 90 days after his death but not later than the Exercise Date with respect to such Offering Date, by written notice elect to either:

               (a) continue the employee's election to purchase with respect to such number of shares as may be purchased, at the option price described in
     Section 3.02, with the amount (exclusive of interest) then credited to the employee's Account, and make no further payments; or

               (b) withdraw the entire amount (including interest) in the employee's Account and terminate his election to purchase shares.

     In the event the legal representative of such an employee shall fail to give notice within the prescribed period, the employee's legal representative will be deemed to have elected (a) above.

                            SECTION 12.  NONASSIGNABILITY

     No option granted under the Plan shall be transferable by the employee otherwise than by will or the laws of descent and distribution. Each option shall be exercisable, during his lifetime, only by the employee to whom granted. Any purported assignment or transfer, whether voluntary or by operation of law (other than by will or the laws of descent and distribution) shall have the effect of terminating such option and the related election to purchase shares thereunder.

                             SECTION 13.  ADMINISTRATION

     13.01. The Plan shall be administered at the Company's principal office in Columbus, Ohio, by the Compensation Committee of the Board (the "Committee"). The Committee is authorized to interpret the Plan and from time to time to adopt such rules and regulations, consistent with the provisions of the Plan, as may be deemed advisable to carry out the Plan. The decision of the Committee shall be final and binding for all purposes with respect to any question arising under the Plan.

     13.02. Uniform policies shall be pursued in the administration of the Plan, and there shall be no discrimination among employees or groups of employees. The administration of the Plan shall include the authority, which shall be exercised without discrimination, to make exceptions (available on a uniform basis to all employees) to provisions of the Plan in the case of unusual circumstances where strict adherence to such provisions would work undue hardship. All eligible employees under the Plan shall have the same rights and privileges under the Plan with respect to the number of shares for which options may be granted as provided in Section 3.

     13.03. The Board shall have the right to amend, modify or terminate the Plan at any time without notice; provided, that no amendment, modification or termination may be made which would impair the rights of the employee in any option theretofore granted without the consent of such employee; and provided, further, that the Board may not make any alteration of amendment to the Plan which would increase the aggregate number of shares that may be issued under the Plan (other than an increase pursuant to Section
5.02 of the Plan) or change the group from among which Participating Subsidiaries may be designated.

                           SECTION 14.  TERMINATION OF PLAN

     The period for payroll deductions with respect to any Offering Date may not be extended beyond the Exercise Date for such Offering Date. If no sooner terminated by the Board, the Plan will terminate following the delivery to employees, as soon as practicable after the Exercise Date with respect to the last Offering Date, of stock certificates for all shares purchased and the repayment to them of all funds, including interest, not used for the purchase of shares on that Exercise Date.

                                SECTION 15.  HOLIDAYS

     In the event any date specified in the Plan falls on other than a business day of the Company at its principal office in Columbus, Ohio, such date shall be deemed to refer to the next succeeding business day.

                          SECTION 16.  LIENS NOT AUTHORIZED

     There is no provision in the Plan, or in any contract in connection therewith, whereby any person has or may create a lien on any funds, securities or other property held under the Plan.

                          SECTION 17.  STOCKHOLDER APPROVAL

     In the event this Plan has not been approved by the stockholders of the Company at the time any option is granted hereunder, said option shall be subject to and contingent upon stockholder approval. If the stockholders fail to approve the plan, within twelve (12) months at the Initial Plan Offering, as defined below, no options granted hereunder will be available for exercise.

                             SECTION 18.  FIRST OFFERING

     Notwithstanding anything contained in the Plan, all persons who are employees on the date of the initial plan offering of the Company's Stock, unless excluded by Sections 2(b) and 2(c) of the Plan, will be eligible for the first Offering ("Initial Plan Offering") under the Plan.

                                HOLOPHANE CORPORATION
                          250 EAST BROAD STREET, SUITE 1400
                                COLUMBUS, OHIO  43215

          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 30, 1998

     The undersigned hereby appoints JOHN R. DALLEPEZZE and BRUCE A. PHILP, or either of them, my attorneys and proxies, with full power of substitution, to vote at the annual meeting of stockholders of said corporation to be held on April 30, 1998, and at any adjournment thereof, with all of the powers I would have if personally present, for the following purposes:

1.   ELECTION OF CLASS II DIRECTORS.
        / /    FOR all nominees listed below (except as marked to the contrary)
        / /    WITHHOLD AUTHORITY to vote for all nominees.

          (INSTRUCTIONS: Do not check "WITHHOLD AUTHORITY" to vote for only certain individual nominees. To withhold authority to vote for any individual nominee, strike a line through the nominee's name below and check "FOR").

               John R. DallePezze              Anthony P. Scotto

2.   APPROVAL OF THE HOLOPHANE CORPORATION EMPLOYEE STOCK OPTION PLAN.
               / /   FOR      / /   AGAINST       / /   ABSTAIN

3. RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS AUDITORS FOR THE CURRENT FISCAL YEAR.
               / /   FOR      / /   AGAINST       / /   ABSTAIN
                              (CONTINUED ON OTHER SIDE)

-------------------------------------------------------------------------------

4. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

     THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated March 25, 1998, the Proxy Statement furnished therewith and the Annual Report to Stockholders of the Company for the fiscal year ended December 31, 1997. Any proxy heretofore given to vote said shares is hereby revoked.

                                  DATED:________________________________ , 1998

                                  ____________________________________________

                                  ____________________________________________

                                   Signature(s) shall agree with the name(s) printed on this proxy. If shares are registered in two names, both stockholders should sign this proxy.

                                   If signing as attorney, executor,
                                   administrator, trustee or guardian, please give your full title as such.

           PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.